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                                                                   EXHIBIT 3.2.1

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           TRUMP CASINO HOLDINGS, LLC

     This Limited Liability Company Agreement ("Agreement"), dated as of May 8, 2002 relates to the operation of Trump Casino Holdings, LLC, a Delaware limited liability company (the "Company") formed on April 24, 2002 pursuant to the provisions of the Delaware Limited Liability Company Act (Chapter 18, Title 6 of the Delaware Code) (the "Act"), of which Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership shall be the sole member (the "Member").

     1. Name. The name of the Company is Trump Casino Holdings, LLC, or such other name as the Member, from time to time, may determine and register in the Office of the Secretary of State of the State of Delaware.

     2. Principal Office. The principal office of the Company shall be 1000 Boardwalk, Atlantic City, New Jersey 08401 or such other place within or outside the State of Delaware as may be designated by the Member.

     3. Filings. The Member, the Board of Directors, authorized officers, or their attorney in fact, from time to time are authorized to execute, acknowledge, verify, file, record and publish, or cause to be executed, acknowledged, verified, filed, recorded and published, all such applications, certificates and other documents, and do or cause to be done all such other acts, as the Member or such other persons may reasonably deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited liability company in all jurisdictions in which the Company shall desire to conduct business.

     4. Purpose. The purposes of the Company shall be (i) to perform and/or engage in any lawful business, purpose or activity permitted by the Act, including, without limitation, the ownership and control directly or indirectly, of entities engaged in legalized casino gaming activities and (ii) to enter into, make and perform all contracts, agreements and other undertakings and to do all other things necessary, suitable, desirable or proper for the accomplishment of, or in furtherance of, any of such purposes and to do every other act or acts incidental to, or arising from, or connected with, any of such purposes.

     5. Term. The term of the Company commenced on the date the Company filed its Certificate of Formation and shall continue in existence until dissolved in accordance with the Act.

     6. Name and Capital Contributions of Member. The name of the initial and sole Member of the Company is Trump Hotels & Casino Resorts Holdings, L.P. As of the date

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hereof, the Member has contributed $100.00 as its initial capital contribution to the Company in exchange for a one hundred percent (100%) membership interest. The Member may make additional contributions to the capital of the Company as the Member, in its sole discretion, may determine and such contributions may be in cash or in kind, including equity interests in casino gaming entities. No additional members shall be admitted to the Company without the prior approval of the Member.

     7. Membership Certificates. Ownership of a membership interest in the Company may be evidenced by the issuance of a membership certificate in the form approved by the Board. Ownership may be transferred by the endorsement and delivery of such certificate subject to Article 11 hereof and applicable law.

     8.   Operation of the Company.

          A. The rights and obligations of members of the Company, the management of its affairs, the conduct of its business, its dissolution and all other matters shall be governed hereby and by the Act.

          B. The powers of the Company shall be exercised by, and the business and affairs of the Company shall be managed by, a Board of Directors (the "Board") who, collectively, shall have the powers of a "manager" of the Company within the meaning of Section 18-101(10) of the Act. The Board of Directors, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish the purposes of the Company and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     9.   Management.

          A. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board. The Board shall initially consist of one (1) Director, and thereafter shall consist of such number, up to five (5) Directors, as may be fixed from time to time by resolution of the Board. Each Director elected to the Board shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. The initial Director designated by the Member is listed on Schedule A appended hereto.

               i. Meetings of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President or any Directors on not less than one day's notice to each Director by telephone, facsimile, mail, e-mail, telegram or any other means of communication.

               ii. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting

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may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without notice if a majority of the members of the Board consent thereto in writing.

               iii. Electronic Communications. Members of the Board may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

               iv. Waiver. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

               v. Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors, provided, however, that no Director who is also an employee or affiliate of the Company or its affiliates shall receive any compensation for serving as a Director of the Company. The Directors may be paid their out of pocket expenses, if any, of attendance at meetings of the Board.

               vi. Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

               vii. Vacancies on the Board. Except as provided in Section 9.A.vi. above, any vacancy on the Board may be filled by a majority of the remaining Directors, though less than a quorum, and Directors so elected shall hold office until a successor is elected and qualified.

               viii. Directors as Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company in his capacity as such.

          B. Officers. The initial Officers of the Company shall be designated by the Board and shall serve at its pleasure. Any number of offices may be held by the same person. The Board may appoint such additional Officers as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board shall appoint persons to at least

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the following offices:

               .    President and Chief Executive Officer

               .    Chief Operating Officer

               . Executive Vice President, Chief Financial Officer, Corporate Treasurer and Secretary

Such Officers shall have the power and authority conferred on officers of business corporations with like title organized under the Delaware General Corporation Law. The Officers of the Company shall hold office until their successors are elected and qualified. Any Officer may be removed at any time, with or without cause, by the Chairman of the Board or the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

               i. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and the actions of the Officers taken in accordance with such powers shall bind the Company.

               ii. Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty to the Company and its Member to the same extent as would a director and officer of a business corporation organized under the General Corporation Law of the State of Delaware.

          C. Any person or entity dealing with the Company, a Director or an Officer may rely upon a certificate signed by a Director or Officer as to:

               i.        the identity of the Officer or the Director;

               ii. the existence or non-existence of any fact or facts which constitute a condition precedent to acts of the Directors or Officers or this Company;

               iii. the persons or entities authorized to execute and deliver any instrument or document on behalf of the Company; or

               iv.       any other matter involving the Company.

     10. Distributions. Distributions of cash or property may be made at such times as the Board deems appropriate; provided however, that the Company shall not make any distributions if such distributions would violate the Act or other applicable law or regulation but instead shall make any distribution as soon as practicable provided that the making of such distribution would not cause such violation.

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     11.  Certain Regulatory Matters.

          A. New Jersey. This Agreement will be deemed to include all provisions required by the New Jersey Casino Control Act, N.J.S.A. Sections 5:12-1 et seq., as amended (the "Casino Control Act") and the regulations thereunder and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control Act shall govern. All provisions of the Casino Control Act, to the extent required by law, to be included in this Agreement or incorporated herein by references are hereby fully restated in this Agreement.

               i. If the continued holding of a membership interest by any Member will disqualify the Company to continue as the owner and operator of a casino license in the State of New Jersey under the provisions of the Casino Control Act, such Member shall enter into such escrow, trust of similar arrangement as may be required by the New Jersey Casino Control Commission (the "Casino Control Commission") under the circumstances. It is the intent of this
Article 11 to set forth procedures to permit the Company to continue, on an uninterrupted basis, as the owner and operator of a casino license under the provisions of the Casino Control Act.

               ii.       (i) All transfers (as defined by the Casino Control
Act) of securities (as defined by the Casino Control Act), shares or other interest in the Company shall be subject to the right of prior approval by the Casino Control Commission; and (ii) the Company shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Company in the event that the Casino Control Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

               iii. Each Member hereby agrees to cooperate reasonably and promptly with the others in obtaining any and all licenses, permits or approvals required by any governmental authority or deemed expedient by the Members in connection with the Casino Control Act.

               iv. Each Member shall have the right to offer to acquire any membership interest required to be disposed of pursuant to this Article on the same basis as other potential purchasers subject to the Casino Control Act.

          B. Indiana. This Agreement will be further deemed to include all provisions required by the Indiana Riverboat Gambling Act, Indiana Code Sections 4-33 et seq., as amended (the "Riverboat Gambling Act") and the rules thereunder. Members may sell, assign, pledge or otherwise transfer or encumber all or any part of their respective interests in the Company only in accordance with, and only subject to the restrictions recited in, the Riverboat Gambling Act and the rules thereunder. All provisions of the Riverboat Gambling Act, to the extent required by law, to be included in this Agreement or incorporated herein by references are hereby fully restated in this Agreement.

               i. No person may become the beneficial owner of five percent (5%) percent or more of any class or series of the Company's issued and outstanding capital stock

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unless such person agrees in writing to: (i) provide to the Indiana Gaming
Commission (the "Gaming Commission") information regarding such person, including without limitation thereto, information regarding other gaming-related activities of such person and financial statements, in such form, and with such updates, as may be required by the Gaming Commission; (ii) respond to written or oral questions that may be propounded by the Gaming Commission; and (iii) consent to the performance of any background investigation that may be required by the Gaming Commission, including without limitation thereto, an investigation of any criminal record of such person.

               ii. The Company shall not issue 5% or greater of any voting securities or other voting interests in the Company to a person except in accordance with the Riverboat Gambling Act and the rules thereunder. The issuance of any voting securities or other voting interests in violation of the Riverboat Gambling Act or the rules thereunder shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding, until (a) the Company shall cease to be subject to the jurisdiction of the Gaming Commission, or (b) the Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

               iii. No voting securities or other voting interests issued by the Company, and no interest, claim or charge of 5% or greater therein or thereto shall be transferred in any manner whatsoever except in accordance with the Riverboat Gambling Act and the rules thereunder. Any transfer in violation thereof shall be void until (a) the Company shall cease to be subject to the jurisdiction of the Gaming Commission, or (b) the Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

               iv. If the Gaming Commission at any time determines that a holder of voting securities or other voting interests of the Company shall be denied the application for transfer, then the issuer of such voting securities or other voting interests may, within 30 days after the denial, purchase such voting securities or other voting interests of such denied applicant at the lesser of (a) the market price of the ownership interest, or (b) the price at which the applicant purchased the ownership interest; unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Gaming Commission) within 30 days after the denial of the application for transfer of ownership.

               v. Until any such voting securities or other voting interests are owned by persons found by the Gaming Commission to be suitable to own them, the following restrictions shall apply:

                         (a)  The Company shall not be required or permitted to
pay any dividend or interest with regard to the voting securities or other voting interests.

                         (b)  The holder of such voting securities or other
voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Company entitled to vote.

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                         (c)  The Company shall not pay any remuneration in any
form to the holder of the voting securities or other voting interests as provided in the foregoing recitation.

     12. Indemnification. The Company shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under the Act, including without limitation any Member, Director, Officer, employee, or agent, from and against any and all of the expenses, liabilities or other matters for which indemnification is permitted under the Act. The Company shall advance expenses to the fullest extent permitted by the Act. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be an officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement. Notwithstanding the foregoing provisions, the indemnification and advancement of expenses provided for herein shall not relieve anyone from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company, (B) not in good faith or involving a knowing violation of law, or (C) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article 12 and no amendment repeal or termination of effectiveness of any law authorizing this Article 12 shall apply to or have any effect on the liability or alleged liability of any officer, employee or agent of Member for or with respect to any acts or omissions of such person occurring prior to such amendment repeal or termination of effectiveness.

     13. Applicable Law. This Agreement and the rights of the Member and the Company shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

     14. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     15. Amendments. The Member from time to time may amend and/or restate this Agreement as the Member, in its sole discretion, may deem necessary or desirable.

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     In Witness Whereof, the undersigned has duly executed this Limited
Liability Company Agreement as of the 8th day of May 2002.

                         SOLE MEMBER:

                         TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.

                         By:     Trump Hotels & Casino Resorts, Inc.
                                 Its General Partner

                                 By:   /s/ Robert M. Pickus
                                    --------------------------------------------
                                    Robert M. Pickus
                                    Executive Vice President and Secretary

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                                   SCHEDULE A

                                INITIAL DIRECTOR

     Donald J. Trump                    Director and Chairman of the Board

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